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                                                                  Exhibit (h)

                           BLACKRIDGE INVESTMENT CORP.
                            (a Maryland corporation)
                            __ Shares of Common Stock

                               PURCHASE AGREEMENT

Dated:  , 2004
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                           BLACKRIDGE INVESTMENT CORP.
                            (a Maryland corporation)
                            __ Shares of Common Stock
                          (Par Value $0.001 Per Share)
                               PURCHASE AGREEMENT

                                                                          , 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
  as Representatives of the several Underwriters
c/o    Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

     Blackridge Investment Corp., a Maryland corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in
Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Citigroup Global Markets Inc. and UBS
Securities LLC are acting as representatives (in such capacity, the
"Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.001 per share, of the
Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of _____
additional shares of Common Stock to cover over allotments, if any. The aforesaid ______ shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the _____ shares of Common
Stock subject to the option described in Section 2(b) hereof (the "Option
Securities") are hereinafter called, collectively, the "Securities".

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form N-2 (File No. 333-114462), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the
"1933 Act"). Promptly after execution and delivery of this Agreement, the
Company will prepare and file a prospectus in accordance with the provisions of
Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the
1933 Act (the "1933 Act Regulations") and paragraph (h) of Rule 497 ("Rule
497(h)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part

of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "Registration
Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933
Act Regulations is herein referred to as the "Rule 462(b) Registration
Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this
Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     A Form N-54A Notification of Election to be Subject to Sections 55 through
65 of the Investment Company Act of 1940 filed pursuant to Section 54(a) of the
Investment Company Act (File No. 814-00656) (the "Notification of Election") was
filed with the Commission on April 14, 2004 under the Investment Company Act of
1940, as amended, and the rules and regulations thereunder (collectively, the
"1940 Act").

     The Company has entered into an investment advisory agreement, dated as of
_____, 2004 (the "Investment Advisory Agreement"), with Blackstone Mezzanine
Advisors L.P., a Delaware limited partnership registered as an investment adviser (the "Adviser"), under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "Advisers Act").

     The Company has entered into an administration agreement, dated as of ____,
2004 (the "Administration Agreement"), with Blackridge Administration LLC.

     Prior to the Closing Time (as defined herein), the Company will issue to the Adviser an aggregate of 600,000 shares of Common Stock (together with any shares of Common Stock now owned by the Adviser) for an aggregate purchase price of $15,000,000 (together with any amounts paid by the Adviser for any shares of
Common Stock now owned by the Adviser) in a private transaction (the "Blackstone
Private Placement") in reliance on an exemption from the 1933 Act.

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company and the
Adviser, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and if any Option Securities are purchased, as of each Date of Delivery referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. The Company is eligible to use Form N-2. Each of the Registration Statement and any Rule 462(b)
     Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or
     any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b)
     Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are
     purchased, at the Date of Delivery), the Registration Statement, the Rule
     462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1940 Act and did not and
     will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any
     Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b)
     Registration Statement and any post-effective amendments thereto, or the
     Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information furnished to the Company by any
     Underwriter through the Representatives expressly for use therein.

          Each preliminary prospectus and the prospectus filed as part of the
     Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act, the 1933 Act Regulations and the 1940 Act and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Independent Accountants. The accountants who certified the statement of assets and liabilities included in the Registration Statement are (A) independent public accountants as required by the 1933 Act, the
     1933 Act Regulations and the Securities Exchange Act of 1934, as amended
     (the "1934 Act"), (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 under
     Regulation S-X and (C) a registered public accounting firm as defined by the Public Company Accounting Oversight Board ("PCAOB"), whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

          (iii) Financial Statements. The audited statement of assets and liabilities included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Company as of the date indicated; there are no financial statements that are required to be included in the Registration Statement or
     Prospectus that are not included as required; said statement of assets and liabilities have been prepared in conformity with generally accepted accounting principles ("GAAP") applied, except as set forth in the notes of the financial statements, on a consistent basis throughout the periods involved. The financial data set forth in the Prospectus under the caption
     "Capitalization" fairly presents the information set forth therein on a basis consistent with that of the audited financial statements and related notes thereto contained in the Registration Statement. To the Company's knowledge after due inquiry, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to rule 5300 promulgated by the
     PCAOB, has participated in or otherwise aided the preparation of or audited the financial statements, supporting schedules or other financial data filed with the Commission as part of the Registration Statement and included in the Prospectus.

          (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a "Material Adverse
     Effect"), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the
     Prospectus and to enter into and perform its obligations under this
     Agreement, the Investment Advisory Agreement and the Administration
     Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse
     Effect.

          (vi) Subsidiaries. The Company has no subsidiaries. The Company does not own, directly or indirectly, any shares of stock or any other equity or debt securities of any corporation or have any equity or debt interest in any firm, partnership, joint venture, association or other entity.

          (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the
     Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (viii) Authorization of Agreements. Each of this Agreement, the
     Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company. The Investment
     Advisory Agreement and the Administration Agreement are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms, in all material respects, to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the Company's articles of incorporation and bylaws; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (x) Absence of Defaults and Conflicts. The Company is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the
     Company is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment
     Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration
     Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below)
     under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the
     Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material
     Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

          (xi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this
     Agreement, the Investment Advisory Agreement or the Administration
     Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

          (xii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the
     Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiii) Possession of Intellectual Property. The Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property")
     necessary to carry on the business now

     operated by it or proposed to be operated by it immediately following the offering of the Securities as described in the Prospectus, except where the failure to have such ownership or possession would not result in a Material
     Adverse Effect, and the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material
     Adverse Effect.

          (xiv) Absence of Further Requirements. No filing with, or
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Advisory Agreement or the
     Administration Agreement, except (A) such as have been already obtained under the 1933 Act, the 1933 Act Regulations or the 1940 Act, (B) such as may be required under the 1933 Act, the 1933 Act Regulations or state securities laws and (C) the filing of the Notification of Election under the 1940 Act, which has been effected.

          (xv) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.

          (xvi) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations
     (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it or proposed to be operated by it immediately following the offering of the Securities as described in the
     Prospectus, except where the failure so to possess would not result in a
     Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not result in a Material Adverse Effect; all of the
     Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such
     Governmental Licenses to be in full force and effect would not result in a
     Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such
     Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material
     Adverse Effect.

          (xvii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as a "registered management investment company" under the 1940 Act.

          (xviii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xix) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus which have not been described as required.

          (xx) Notification of Election. When the Notification of Election was
     filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act, as applicable to business development companies and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (xxi) Investment Advisory Agreement. (A) The terms of the Investment
     Advisory Agreement, including compensation terms, comply with Section 15 of the 1940 Act and Section 205 of the Advisers Act, each as applicable to business development companies and (B) the approvals by the board of directors and the sole stockholder of the Company of the Investment
     Advisory Agreement have been made in accordance with the requirements of
     Section 15 of the 1940 Act applicable to companies that have elected to be regulated as "business development companies" under the 1940 Act.

          (xx) Interested Persons. Except as disclosed in the Registration
     Statement and the Prospectus (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and the applicable published rules and regulations thereunder and (B) no director of the Company is an "interested person" (as defined in the 1940
     Act) of the Company or an "affiliated person" (as defined in the 1940 Act)
     of any of the Underwriters.

          (xxi) Business Development Company. (A) The Company has duly elected to be treated by the Commission under the 1940 Act as a "business development company", such election is effective and all required action has been taken by the Company under the 1933 Act and the 1940 Act to make the public offering and consummate the sale of the Securities as provided in this Agreement; (B) the provisions of the corporate charter and by-laws of the Company, and the investment objectives, policies and restrictions described in the Prospectus, assuming they are implemented as described, will comply in all material respects with the requirements of the 1940 Act;
     and (C) the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act applicable to business development companies and the rules and regulations of the Commission thereunder.

          (xxii) Employees and Executives. The Company is not aware that (A) any executive, key employee or significant group of employees of the Company or the Adviser plans to terminate employment with the Company or the Adviser or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar arrangement that would be violated by the present or proposed business activities of the Company, the Adviser or Blackstone Group Holdings L.P.

          (xxiii) Accounting Controls. The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (F)

     any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company's ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company's independent auditors and the audit committee of the Company's board of directors.

          (xxiv) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

          (xxv) No Extension of Credit. The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

          (xxvi) No Integration. Neither the Company nor any of its affiliates
     (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of such securities under the 1933 Act.

          (xxvii) Securities Law Exemptions. It is not necessary, in connection with the issuance and sale of the Common Stock to the Adviser pursuant to the Blackstone Private Placement, to register such Common Stock under the
     Securities Act.

     (b) Representations and Warranties by the Adviser. The Adviser represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and if any Option Securities are purchased, as of each Date of Delivery referred to in Section 2(b) hereof, and agrees with each Underwriter as follows:

          (i) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the
     Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or regulatory status of the
     Adviser, whether or not arising in the ordinary course of business, or that would otherwise prevent the Adviser from carrying out its obligations under the Investment Advisory Agreement (collectively, an "Advisers' Material
     Adverse Effect").

          (ii) Good Standing. The Adviser has been duly formed and is validly existing as a limited partnership, in good standing under the laws of the
     State of Delaware, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the
     Prospectus and to enter into and perform its obligations under this
     Agreement and the Investment Advisory Agreement; and the Adviser is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business,

     except where the failure to qualify or be in good standing would not result in an Advisers' Material Adverse Effect.

          (iii) Registration Under Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act or the applicable published rules and regulations thereunder from acting under the Investment
     Advisory Agreement for the Company as contemplated by the Prospectus. There does not exist any proceeding or, to the Adviser's knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

          (iv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would result in a Material Adverse Effect or an Advisers' Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the Investment Advisory
     Agreement or the performance by the Adviser of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to its business, would not result in a Advisers' Material Adverse Effect.

          (v) Absence of Defaults and Conflicts. The Adviser is not in violation of its organizational documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser is a party or by which it may be bound, or to which any of the property or assets of the Adviser is subject (collectively, the "Adviser Agreements and
     Instruments"), or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not result in a Material Adverse Effect or an Advisers' Material Adverse
     Effect; and the execution, delivery and performance of this Agreement and the Investment Advisory Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement
     (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Adviser with its obligations hereunder and under the Investment Advisory Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Adviser Repayment
     Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to, the Adviser Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the
     Adviser, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its assets, properties or operations. As used herein, an "Adviser Repayment
     Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Adviser.

          (vi) Authorization of Agreements. Each of this Agreement and the
     Investment Advisory Agreement have been duly authorized, executed and delivered by the Adviser. The Investment Advisory Agreement is a valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (vii) Absence of Further Requirements. No filing with, or
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the Investment Advisory Agreement, except (A) such as have been already obtained under the 1933 Act, the 1933
     Act Regulations or the 1940 Act, (B) such as may be required under the 1933
     Act, the 1933 Act Regulations or state securities laws and (C) the filing of the Notification of Election under the 1940 Act, which has been effected.

          (viii) Description of Adviser. The description of the Adviser contained in the Prospectus complies in all material respects with the provisions of the 1940 Act and the applicable published rules and regulations thereunder, as applicable to business development companies, and the 1933 Act and the applicable published rules and regulations thereunder, and does not, and prior to the time of purchase will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (ix) Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Investment Advisory Agreement.

          (x) Possession of Licenses and Permits. The Adviser possesses such
     Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure so to possess would not result in a Material Adverse Effect or an Advisers' Material Adverse Effect; the
     Adviser is in compliance with the terms and conditions of all such
     Governmental Licenses, except where the failure so to comply would not result in a Material Adverse Effect or an Advisers' Material Adverse
     Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect or an Advisers' Material Adverse
     Effect; and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or an
     Advisers' Material Adverse Effect.

          (xi) Stabilization and Manipulation. Neither the Adviser nor any of
     its partners, officers, affiliates or controlling persons has taken, nor will the Adviser or any of its partners, officers, affiliates or controlling persons take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of the
     Securities.

                                       10

          (xii) Employment Status. The Adviser is not aware that (A) any executive, key employee or significant group of employees of the Company, if any, or the Adviser plans to terminate employment with the Company or the Adviser or (B) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not constitute a Material Adverse Effect or an Advisers' Material Adverse Effect.

          (xiii) Internal Controls. The Adviser operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management's general or specific authorization; and (B)
     access to the Company's assets is permitted only in accordance with its management's general or specific authorization.

          (xiv) Accounting Controls. The Adviser operates a system of internal accounting controls sufficient to provide reasonable assurance that (A)
     transactions for which it has bookkeeping and record keeping responsibility for under the Investment Advisory Agreement, if any, are recorded as necessary to permit preparation of the Company's financial statements in conformity with generally accepted accounting principles and to maintain financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company's assets and (B)
     the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (c) Officer's Certificates. Any certificate signed by any officer of the
Company or the Adviser delivered to the Representatives or to counsel for the
Underwriters shall be deemed a representation and warranty by the Company or the
Adviser, as applicable, to each Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the
Company agrees to sell to each Underwriter, severally and not jointly, and each
Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional ____ shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial
Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over allotments which may be made in connection with the offering and distribution of the Initial
Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such
Option Securities. Any such time and date of delivery (a "Date of Delivery")
shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option

                                       11

Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial
Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried,
Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004,
or at such other place as shall be agreed upon by the Representatives and the
Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the
Representatives to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the
Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the
Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be
purchased by any Underwriter whose funds have not been received by the Closing
Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities
and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option
Securities, if any, will be made available for examination and packaging by the
Representatives in The City of New York not later than 10:00 A.M. (Eastern time)
on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company and the Adviser. The Company and the
Adviser, jointly and severally, covenant with each Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The
Company, subject to Section 3(b), will comply with the requirements of Rule 430A and Rule 497 and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration
Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or

                                       12

suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The
Company will promptly effect the filings necessary pursuant to Rule 497(h) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497(h) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement
(including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

     (c) Delivery of Commission Filings. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Notification of Election and the Registration Statement,
each as originally filed, and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the
Representatives, without charge, a conformed copy of the Notification of
Election and the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Notification of Election and the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or as filed with the Commission in paper form as permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each
Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the
Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the
Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration
Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the
Prospectus in order to comply with the requirements of the 1933 Act or the 1933
Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the
Prospectus

                                       13

comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule
462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (g) Rule 158. The Company will timely file such reports pursuant to the
1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section
11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under
"Use of Proceeds".

     (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market.

     (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, neither the Company nor the Adviser will, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

     (k) Reporting Requirements. The Company, during the period when the
Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     (l) Business Development Company Status. The Company, during a period of two years from the effective date of the Company's election to be a business development company, will use its best efforts to maintain its status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business

                                       14

development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

     (m) Regulated Investment Company Status. The Company will use its best efforts to qualify for and elect to be treated as a regulated investment company under Subchapter M of the Code and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the 1940 Act; provided that, at the discretion of the Company's board of directors, it may not elect to be so treated.

     (n) Accounting Controls. The Company will establish and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the
Company's ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company's independent auditors and the audit committee of the
Company's board of directors.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its and the Advisers obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this
Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's and the Adviser's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky
Survey and any supplement thereto, (vi) the printing and delivery to the
Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the
Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (excluding, for purposes of clarification, representatives and officers of any of the Underwriters), and one-half the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the
Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and

                                       15

(xi) the fees and expenses incurred in connection with the inclusion of the
Securities in the Nasdaq National Market.

     (b) Termination of Agreement. If this Agreement is terminated by the
Representatives in accordance with the provisions of Section 5 or Section
9(a)(i) hereof, the Company and the Adviser, jointly and severally, shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Adviser contained in
Section 1 hereof or in certificates of any officer of the Company or the Adviser to the performance by the Company and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement,
including any Rule 462(b) Registration Statement, has become effective and at
Closing Time no stop order suspending the effectiveness of the Registration
Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the
Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497(h) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) Opinions of Counsel for Company. At Closing Time, the Representatives
shall have received the favorable opinion, dated as of Closing Time, of
Debevoise & Plimpton LLP, counsel for the Company, Venable LLP, special Maryland counsel for the Company, and Robert L. Friedman, Senior Managing Director, Chief
Administrative Officer and Chief Legal Officer of Blackstone Group Holdings
L.P., in each case in form and substance satisfactory to counsel for the
Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A, B and C hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) Opinion of Counsel for Underwriters. At Closing Time, the
Representatives shall have received the favorable opinion, dated as of Closing
Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the
Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance reasonably satisfactory to the
Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New
York and the federal law of the United States upon the opinions of counsel satisfactory to the Representatives, including counsel of the Company. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

     (d) Officers' Certificates. (i) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the
Company, whether or not arising in the ordinary course of business, and the
Representatives shall have received a certificate of the President or a Vice
President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or

                                       16

satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

     (ii) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of a partner of Blackstone Mezzanine Advisors L.P., dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and
1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and the Adviser have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

     (e) Accountant's Comfort Letter. At the time of the execution of this
Agreement, the Representatives shall have received from PricewaterhouseCoopers
LLP a letter dated such date, in form and substance satisfactory to the
Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing
Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to
Closing Time.

     (g) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

     (h) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements with respect to the Securities.

     (i) Blackstone Private Placement. The Blackstone Private Placement shall have been consummated prior to the Closing Time.

     (j) Blackstone Mezzanine Partners L.P. Amendment. At Closing Time, the
Representatives shall have received an executed amendment (the "BMP Amendment")
to the Blackstone Mezzanine Partners L.P. ("BMP") partnership agreement, in form and substance reasonably satisfactory to the Representatives, providing that BMP will cease to make any investments in new portfolio companies as of and after the Closing Time, together with a certificate of the general partner of BMP certifying that such BMP Amendment is in full force and effect.

     (k) Conditions to Purchase of Option Securities. In the event that the
Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Adviser contained herein and the statements in any certificates furnished by the Company and the Adviser hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                                       17

          (i) Officers' Certificates. (A) A certificate, dated such Date of
     Delivery, of the President or a Vice President of the Company and of the
     chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d)(i)
     hereof remains true and correct as of such Date of Delivery.

              (B) A certificate, dated such Date of Delivery, of a partner of
     Blackstone Mezzanine Advisors L.P. confirming that the certificate delivered at the Closing Time pursuant to Section 5(d)(ii) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinion of Counsel for Company. The favorable opinion of
     Debevoise & Plimpton LLP, counsel for the Company, Venable LLP, special
     Maryland counsel for the Company, and Robert L. Friedman, Senior Managing
     Director, Chief Administrative Officer and Chief Legal Officer of
     Blackstone Group Holdings L.P., in each case in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b)
     hereof.

          (iii) Opinion of Counsel for Underwriters. The favorable opinion of
     Fried, Frank, Harris, Shriver & Jacobson, LLP, counsel for the
     Underwriters, dated such Date of Delivery, relating to the Option
     Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iv) Bring-down Comfort Letter. A letter from Pricewaterhouse Coopers
     LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of
     Delivery.

     (l) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Adviser in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this
Agreement, or, in the case of any condition to the purchase of Option
Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option
Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification of Underwriters. The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an
"Affiliate"), its selling agents and each person, if any, who controls any
Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                                       18

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement
     (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section
     6(d) below) any such settlement is effected with the written consent of the
     Company;

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii)
     above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any
Underwriter through the Representatives expressly for use in the Registration
Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of Company, Directors, Officers and Adviser. Each
Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the
1933 Act or Section 20 of the 1934 Act, and the Adviser, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the
Registration Statement (or any amendment thereto), including the Rule 430A
Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the

                                       19

Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any single local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the
Adviser on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)
above but also the relative fault of the Company and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the
Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the
Prospectus.

     The relative fault of the Company and the Adviser on the one hand and the
Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Adviser or by the Underwriters and the parties'
relative

                                       20

intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such
Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an
Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the
Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of
Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive. All
representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and the Adviser submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i)
any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

     SECTION 9. Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the
Securities or to enforce contracts for the

                                       21

sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq National
Market, or if trading generally on the American Stock Exchange or the New York
Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers,
Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either
Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6,
7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement
(the "Defaulted Securities"), the Representatives shall have the right, within
24 hours thereafter, to make arrangements for one or more of the non-defaulting
Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option
     Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting
Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing
Time, which does not result in a termination of the obligation of the
Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the
Underwriters shall be directed to the Representatives at 4 World Financial
Center, New York, New York 10080, attention of Donato de Donato, with a copy to
Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New

                                       22

York, New York 10004, attention Valerie Jacob; and notices to the Company and the Adviser shall be directed to them at 345 Park Avenue, New York, New York
10154, attention of Howard Gellis, with a copy to Debevoise & Plimpton, 919
Third Avenue, New York, New York 10022 attention Woodrow W. Campbell.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the
Underwriters, the Company and the Adviser and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and
7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Adviser and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING
EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.

     SECTION 14. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS
OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     SECTION 16. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                                       23

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Adviser in accordance with its terms.

                                    Very truly yours,

                                    COMPANY:

                                    BLACKRIDGE INVESTMENT CORP.

                                    By _______________________________________
                                       Name:
                                       Title:

                                    ADVISER:

                                    BLACKSTONE MEZZANINE ADVISORS L.P.

                                    By _______________________________________
                                       Name:
                                       Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By ____________________________________
   Authorized Signatory

     For themselves and as Representatives of the other Underwriters named in
Schedule A hereto.

                                       24

                                   SCHEDULE A

                                                                  Number of
                     Name of Underwriter                     Initial Securities
                     -------------------                     ------------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..................................
Citigroup Global Markets Inc..............................
UBS Securities LLC........................................
Legg Mason Wood Walker, Incorporated......................
Bear, Stearns & Co. Inc...................................
Piper Jaffray & Co........................................

                                                                ------
Total.....................................................
                                                                -----

                                    Sch A-1

                                   SCHEDULE B
                           BLACKRIDGE INVESTMENT CORP.
                           [__] Shares of Common Stock
                          (Par Value $0.001 Per Share)

          1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $____.

          2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $____, being an amount equal to the initial public offering price set forth above less $____ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                    Sch B-1